United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934
Date Of Report (Date Of Earliest Event Reported):
October 30, 2009
Fidelity National Information Services, Inc.
(Exact Name Of Registrant As Specified In Its Charter)
1-16427
(Commission File Number)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	37-1490331 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses Of Principal Executive Offices)
(904) 854-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)	Amended and Restated Employment Agreement with Frank R. Sanchez
     On October 30, 2009 (the “Effective Date”), Frank R. Sanchez entered into an amended and restated Employment Agreement with Fidelity National Information Services, Inc. (“FIS”) (the “New Sanchez Agreement”), which amended, restated, superseded and replaced Mr. Sanchez’s prior employment agreement with FIS, dated May 1, 2008 (the “Prior Sanchez Agreement”). As stated in the New Sanchez Agreement, its purpose is to amend and restate the Prior Sanchez Agreement, as well as all prior agreements between FIS, and any of its affiliates, and Mr. Sanchez relating to the subject matter of the New Sanchez Agreement, to recognize Mr. Sanchez’s significant contributions to the overall financial performance and success of FIS, to protect FIS’ business interests through the addition of restrictive covenants, to assure FIS of the services of Mr. Sanchez following the Effective Date, and to provide a single integrated document which shall provide the basis for Mr. Sanchez’s continued employment by FIS. A description of the Prior Sanchez Agreement is incorporated herein by reference to FIS’ annual proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2009 and is qualified by reference to the Prior Sanchez Agreement filed with the Commission on February 27, 2009 as Exhibit 10.57 to FIS’ annual report on Form 10-K.
     The following summary of the New Sanchez Agreement is not complete, and is qualified in its entirety by reference to the full text of the New Sanchez Agreement filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. In the event of any conflict between the following summary and the full text of the New Sanchez Agreement, the text of the New Sanchez Agreement shall control.
     The New Sanchez Agreement is generally similar to the Prior Sanchez Agreement except in the following respects:
•	The New Sanchez Agreement eliminates the right under the Prior Sanchez Agreement to a tax gross-up payment on excess parachute payments; and
•	The New Sanchez Agreement provides Mr. Sanchez with the right to convert any life insurance provided by FIS into an individual policy and a lump sum cash payment equal to thirty-six months of related premiums upon certain terminations of employment.
     Pursuant to the New Sanchez Agreement, Mr. Sanchez will be employed by FIS as its Corporate Executive Vice President — Strategic Solutions, or in such other capacity as may be agreed by Mr. Sanchez and FIS, and will report to FIS’ Chief Executive Officer. The New Sanchez Agreement provides for an initial term of three years from the Effective Date, and the term will automatically extend for an additional one year on each anniversary of the Effective Date unless either party gives written notice prior to the extension date before such extension would be effectuated. Mr. Sanchez will receive an annual base salary of $615,000 per year and be eligible for an annual bonus under FIS’ annual bonus plan with a target bonus opportunity of not less than 150% of Mr. Sanchez’s annual base salary, and a maximum bonus opportunity of up to 300% of Mr. Sanchez’s annual base salary. During the term of his employment, Mr. Sanchez generally will be entitled to all employee benefits (including medical and other insurance coverage) and incentive opportunities customarily made available to other

Corporate Executive Vice Presidents, as well as supplemental disability insurance and eligibility to participate in FIS’ equity incentive plans.
     In the event that Mr. Sanchez’s employment is terminated by FIS without “Cause” or by Mr. Sanchez for “Good Reason” (each, as defined in the New Sanchez Agreement), Mr. Sanchez will be entitled to receive:
•	Mr. Sanchez’s accrued obligations incurred prior to his termination;

•	a prorated annual bonus, based on the actual bonus that would have been earned in the year of termination had Mr. Sanchez still been employed;

•	a lump-sum payment equal to 300% of the sum of the executive’s (1) annual base salary and (2) the highest annual bonus paid to the executive within the three years preceding his termination or, if higher, the target annual bonus in the year in which the termination of employment occurs;

•	immediate vesting and/or payment of all outstanding and unvested stock option, restricted stock and other equity-based incentive awards (subject to achievement of performance goals in the case of awards based upon satisfaction of performance criteria);

•	COBRA coverage for up to three years and a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments; and

•	the right to convert any life insurance provided by FIS into an individual policy and a lump sum cash payment equal to thirty-six months of related premiums.
     In the event that Mr. Sanchez’s employment is terminated due to death or “Disability” (as defined in the New Sanchez Agreement), FIS will pay Mr. Sanchez (or, in the event of death, his estate or personal representative) any accrued obligations, a prorated annual bonus based on Mr. Sanchez’s target “Annual Bonus Opportunity” (as defined in the New Sanchez Agreement), and the unpaid portion of his annual base salary that would have been paid for the remainder of the employment term.
     In the event that Mr. Sanchez’s employment is terminated by the Company for Cause or by Mr. Sanchez without Good Reason, Mr. Sanchez will be entitled to any accrued obligations incurred prior to his termination.
     Mr. Sanchez’s agreement also provides FIS and its shareholders with the following protections and rights:
•	severance benefits under the agreements are conditioned upon Mr. Sanchez’s execution of a release of FIS and related parties in such form as is reasonably required by FIS;

•	Mr. Sanchez is prohibited from competing with FIS during employment and for one year thereafter if Mr. Sanchez’s employment terminates for a reason other than by FIS without Cause or by Mr. Sanchez for Good Reason; and

•	Mr. Sanchez is prohibited during employment and at all times thereafter from sharing confidential information and trade secrets.

Item 9.01.	Financial Statements And Exhibits.
(a) Exhibits.

Exhibit	Description
10.1	Employment Agreement, dated as of October 30, 2009, by and among Fidelity National Information Services, Inc. and Frank R. Sanchez.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: November 5, 2009	By:	/s/ Ronald D. Cook
		Name:	Ronald D. Cook
		Title:	Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, dated as of October 30, 2009, by and among Fidelity National Information Services, Inc. and Frank R. Sanchez.